UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14A-12

USP Real Estate Investment Trust
(Name of Registrant as Specified in its Charter)


(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ____________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

     ____________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ____________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

     ____________________________________________________________________

     5)   Total fee paid:

     ____________________________________________________________________

[  ]      Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ____________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

     ____________________________________________________________________

     3)   Filing Party:

     ____________________________________________________________________

     4)   Date Filed:

     ____________________________________________________________________



                     USP Real Estate Investment Trust
          4333 Edgewood Road N.E.  Cedar Rapids, Iowa  52499-5441



                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held Friday, April 30, 1999



To the Shareholders:

  The Annual Meeting of the Shareholders of USP Real Estate Investment Trust will be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa on Friday, April 30, 1999 at 11:30 a.m. (local time) for the following purposes:

  1. To elect four (4) Trustees to serve until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record at the close of business on March 22, 1999 are entitled to notice of and to vote at the meeting or at any adjournment thereof. The Board of Trustees extends a cordial invitation to all Shareholders to be present at and participate in the Annual Meeting. Whether or not you plan to attend the meeting, please specify your vote on the enclosed proxy card and sign, date and return it as promptly as possible. No postage is required if the proxy card is mailed from within the continental United States.

                            FOR THE BOARD OF TRUSTEES



                            Maureen DeWald
                            Vice President and Secretary


Cedar Rapids, Iowa
March 22, 1999



                     USP Real Estate Investment Trust
          4333 Edgewood Road N.E.  Cedar Rapids, Iowa  52499-5441




                              PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of USP Real Estate Investment Trust, an Iowa common law trust (the "Trust"), for use at the Annual Meeting of Shareholders to be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa on Friday, April 30, 1999 at 11:30 a.m. (local time) and at any adjournment thereof. This Proxy Statement and related form of proxy are being sent to Shareholders on or about March 31, 1999.

                   SHARES OUTSTANDING AND VOTING RIGHTS

  On March 22, 1999, the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting, the Trust had outstanding 3,880,000 shares of beneficial interest (the "Shares"), which is the only voting security of the Trust. Holders of the Shares are entitled to one (1) vote on a non-cumulative basis for each Share held on the record date for the election of Trustees and for any other matter brought before the meeting or any adjournment thereof. There are no appraisal or similar rights of dissenters applicable to any matter to be voted upon at the meeting.

  All Shares represented by valid proxies received by the Trust on the enclosed form of proxy will be voted at the meeting or any adjournment thereof in accordance with the instructions contained in such proxies. In the absence of contrary instructions, Shares represented by proxies will be voted FOR the election of the nominees for Trustees listed herein. A majority (more than 50%) of the Shares voted at the meeting, represented in person or by proxy, is necessary to elect each nominee for Trustee and to approve such other business as may properly come before the meeting.
Shares voted to withhold authority or to abstain will be counted as such and included in the total number of Shares represented at the meeting. Shares not voted and broker non-votes will not be included in the tabulation. Any proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Trust, by submitting another proxy bearing a later date to the Secretary of the Trust or by attending the meeting and voting in person.

                          PRINCIPAL SHAREHOLDERS

  The following table sets forth information with respect to each person and group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Trust to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Trust as of March 5, 1999.

Name and Address                          Amount and Nature       Percent
of Beneficial Owner                    of Beneficial Ownership    of Class

AEGON USA, Inc. (1)                           1,197,260           30.86%
4333 Edgewood Road N.E.
Cedar Rapids, Iowa  52499

Turkey Vulture Fund XIII, Ltd. (2)              551,081           14.20%
c/o Kohrman Jackson & Krantz P.L.L.
1375 East 9th Street
Cleveland, Ohio  44114


(1) AEGON USA, Inc. is an indirect, wholly-owned subsidiary of AEGON N.V., a holding company organized under the laws of The Netherlands which is controlled by Vereninging AEGON, an association organized under the laws of The Netherlands. AEGON USA, Inc. has sole voting and investment powers with respect to the above Shares.

(2) Turkey Vulture Fund XIII, Ltd. (the "Fund") is an Ohio limited liability company, of which Richard M. Osborne is the sole Manager. As sole Manager of the Fund, Mr. Osborne may be deemed to beneficially own all of the Shares of beneficial interest of USP owned by the Fund. Mr. Osborne also has sole power to vote, or to direct the voting of, and the sole power to dispose or to direct the disposition of, any Shares owned by the Fund.



                           ELECTION OF TRUSTEES

  Four (4) Trustees are to be elected at the Annual Meeting of Shareholders on April 30, 1999. Unless otherwise indicated, the Shares represented by the enclosed proxy will be voted FOR the election of the following four (4) persons:

         Patrick E. Falconio
         Edwin L. Ingraham
         Samuel L. Kaplan
         Richard M. Osborne

  Each person elected to serve as a Trustee shall serve until the next Annual Meeting of Shareholders or until a successor shall have been elected and qualified. If any nominee is unable or unwilling to accept nomination or election for any reason, the enclosed proxy will be voted for such other persons as may be determined by the holder of such proxy. The Board of Trustees does not anticipate that any nominee will be unwilling or unable to serve if elected.

INFORMATION ABOUT THE NOMINEES

  Certain information about the nominees for Trustee appears below. (See "Certain Agreements and Business Relationships" for a description of the Trust's relationship with AEGON USA Realty Advisors, Inc. and other subsidiaries of AEGON USA, Inc.) On January 22, 1999, at a meeting of the USP Board of Trustees, Richard M. Osborne was elected to serve as a Trustee. Gary A. Downing, a Trustee and member of the Audit Committee, has decided not to stand for re-election at the Annual Meeting.

PATRICK E. FALCONIO, age 57, has served as a Trustee and Chairman of the Board since 1988. He retired on February 1, 1999 as an Executive Vice President of AEGON USA, Inc. (insurance and financial services), Cedar Rapids, Iowa, where he had been employed since 1987. He was also a Director of AEGON USA Realty Advisors, Inc. and various other subsidiaries of AEGON USA, Inc. until his retirement.

EDWIN L. INGRAHAM, age 72, has served as a Trustee of the Trust since 1984, and as Vice Chairman of the Board of Trustees since 1990. He retired in 1988 as Executive Vice President, Treasurer and Chief Investment Officer of AEGON USA, Inc., where he had been employed since 1982. Mr. Ingraham is a member of the Audit Committee.

SAMUEL L. KAPLAN, age 62, has served as a Trustee of the Trust since 1983. He has been engaged in the practice of law in Minneapolis, Minnesota as a
member of the firm of Kaplan, Strangis and Kaplan, P.A. since 1978.   Mr.
Kaplan is a member of the Audit Committee.

RICHARD M. OSBORNE, age 53, has served as a Trustee of the Trust since January 1999. He is President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963. OsAir, Inc. is a manufacturer of industrial gases for pipeline delivery and a real property developer. Mr. Osborne is the sole Manager of Turkey Vulture Fund XIII, Ltd. which acquires, holds, sells or otherwise invests in all types of securities and other instruments. Mr. Osborne is a Director and Chairman of the Board of Meridian Point Realty Trust '83, a publicly-held real estate investment trust, a Director of Central Reserve Life Corporation, a publicly-held insurance holding company, a Director and Chairman of the Board of Pacific Gateway Properties, Inc., a publicly-held real estate company and a Director and Vice Chairman of the Board of GLB Bancorp, Inc., a bank holding company.

INFORMATION ABOUT EXECUTIVE OFFICERS

  Certain information about the executive officers of the Trust who are not also nominees appears below. The term of office of each executive officer will expire at the Annual Meeting of the Board of Trustees, which will follow the Annual Meeting of Shareholders. (See "Certain Agreements and Business Relationships" for a description of the Trust's relationship with AEGON USA Realty Advisors, Inc. and other subsidiaries of AEGON USA, Inc.)

DAVID L. BLANKENSHIP, age 48, has served as President of the Trust since 1985. He has been employed by AEGON USA, Inc. since 1977 in various administrative and management positions related to real estate investment activities and is Chairman of the Board and President of AEGON USA Realty Advisors, Inc.

MAUREEN DEWALD, age 48, has served as Vice President of the Trust since 1986 and Secretary since 1985. She has been employed by AEGON USA, Inc. since 1983 as an attorney for real estate investment activities and is Senior Vice President, Secretary and General Counsel of AEGON USA Realty Advisors, Inc.

ALAN F. FLETCHER, age 49, has served as Treasurer of the Trust since 1986, as Vice President since 1985, as Assistant Secretary since 1982 and as principal financial officer since 1981. He has been employed by AEGON USA, Inc. since 1981 in various financial and administrative positions related to investment activities and is Senior Vice President and Chief Financial Officer of AEGON USA Realty Advisors, Inc.

ROGER L. SCHULZ, age 37, has served as Controller and Assistant Secretary of the Trust since 1995. He has been employed by AEGON USA, Inc. since 1985 in various accounting and financial reporting positions related to real estate investment activities and is Manager - Financial Reporting for AEGON USA Realty Advisors, Inc.


OWNERSHIP OF SHARES BY TRUSTEES, NOMINEES, AND OFFICERS

  The following table sets forth the number of Shares of the Trust beneficially owned as of March 5, 1999 by each Trustee, nominee, and officer and by all Trustees, nominees and officers as a group (9 persons). Except as otherwise indicated by footnote, the individuals have direct ownership of, and sole voting and investment power with respect to, any Shares beneficially owned by them. Under rules adopted by the Securities and Exchange Commission, transactions in Shares of the Trust are reportable by Trustees and officers on specified forms, and the Trust is required to disclose any known delinquent filings. A report on Form 5 was filed late for Mr. Downing, reporting 36 Shares acquired through the Trust's distribution reinvestment plan.

Name of                                     Amount and Nature      Percent
Beneficial Owner                        of Beneficial Ownership    of Class

Gary A. Downing(1)                                    577             *
Patrick E. Falconio(2)                              2,000             *
Edwin L. Ingraham                                   1,500             *
Samuel L. Kaplan(3)                                10,000             *
Richard M. Osborne(4)                             551,081           14.20%
David L. Blankenship(5)                         1,199,078           30.90%
Maureen DeWald                                          0             *
Alan F. Fletcher(6)                                 2,200             *
Roger L. Schulz                                       100             *
Trustees, nominees and officers as a group      1,766,536           45.53%


(1) Mr. Downing is the beneficial owner of 577 Shares held in an individual retirement account.
(2) Mr. Falconio may be deemed to be the beneficial owner of 2,000 Shares owned by his wife.
(3) Mr. Kaplan is the direct owner of 8,500 Shares and may be deemed to be the beneficial owner of 1,500 Shares held in a profit sharing trust for his account.
(4)  Mr. Osborne may be deemed to be the beneficial owner of 551,081
     Shares beneficially owned by Turkey Vulture Fund, XIII, Ltd., an Ohio limited liability company, of which Mr. Osborne is the sole Manager.
(5) Mr. Blankenship may be deemed to be the beneficial owner of 1,197,260 Shares beneficially owned by AEGON USA, Inc. with respect to which he shares voting and investment powers (see "Principal Shareholders" and "Information About Executive Officers"). Mr. Blankenship disclaims beneficial ownership of such Shares. He may also be deemed to be the beneficial owner of 1,818 Shares held in custodial accounts for his children.
(6) Mr. Fletcher is the direct owner of 600 Shares and is the beneficial owner of 1,600 Shares held in an individual retirement account.

* Such holdings represent less than one percent of the outstanding Shares.

THE BOARD OF TRUSTEES AND COMMITTEES OF THE BOARD

  The powers of the Trust are exercised and its business and affairs are directed by the Board of Trustees. In carrying out its responsibilities, the Board of Trustees established an Audit Committee, the members of which are Messrs. Gary A. Downing, Edwin L. Ingraham, and Samuel L. Kaplan. The principal functions of the Audit Committee include recommending to the Board of Trustees the selection of the independent auditors; consulting with the independent auditors with respect to matters of interest to the Committee; approving the type, scope and costs of services to be performed by the independent auditors; and reviewing the work of those persons responsible for the Trust's day-to-day compliance with accounting principles, financial disclosure, income tax laws, internal controls and recordkeeping requirements. The Board of Trustees does not have standing nominating or compensation committees. Special committees of the Board have been appointed from time to time to consider and address specific matters of interest to the Board. During 1998, the Board of Trustees held six (6) meetings and the Audit Committee held two (2) meetings. Each Trustee attended at least 75% of the combined number of meetings of the Board of Trustees and of the committees on which he served. Gary A. Downing has decided not to stand for re-election at the Annual Meeting.

COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

  During 1998, each Trustee, with the exception of Mr. Falconio, received an annual fee of $6,000 plus $750 for each regular or special meeting attended, as well as $400 per day for inspecting properties owned by the Trust and $400 for attendance at each committee meeting as a member, unless held in conjunction with a meeting of the Board of Trustees. Mr. Falconio has waived all fees for his services as a Trustee so long as he continues to be affiliated as an officer or director of AEGON USA, Inc. (see "Information About the Nominees"). Total fees paid to all Trustees as a group were $27,000 for 1998.

  The executive officers of the Trust receive no cash or deferred compensation in their capacities as such.

                              OTHER BUSINESS

  The Board of Trustees of the Trust is not aware of any other business which will come before the meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will vote on it according to their best judgment.

               CERTAIN AGREEMENTS AND BUSINESS RELATIONSHIPS

  The Trust has no employees and has contracted with various subsidiaries of AEGON USA, Inc. (see "Principal Shareholders") to provide administrative, advisory, acquisition, divestiture, property management and shareholder services. A description of the relationships between AEGON USA, Inc. and its various subsidiaries and of such subsidiaries' agreements with the Trust follows. The description of the agreements which follows is qualified in its entirety by reference to the terms and provisions of such agreements. (See "Principal Shareholders" for a description of the relationship between AEGON USA, Inc. and AEGON N.V.)


Administrative, Advisory and Acquisition Services

  AEGON USA Realty Advisors, Inc. ("AEGON Advisors"), is a wholly-owned subsidiary of AEGON USA, Inc. AEGON Advisors provides administrative, advisory, acquisition and divestiture services to the Trust pursuant to an Administrative Agreement. The term of the Administrative Agreement is for one (1) year and is automatically renewable each year for an additional year subject to the right of either party to cancel the Agreement upon 90 days written notice. The performance of AEGON Advisors' duties and obligations under the Administrative Agreement has been guaranteed by AEGON USA, Inc.

  Under the Administrative Agreement, AEGON Advisors (a) provides clerical, administrative and data processing services, office space, equipment and other general office services necessary for the Trust's day-to-day operations, (b) provides legal, tax and accounting services to maintain all necessary books and records of the Trust and to ensure Trust compliance with all applicable federal, state and local laws, regulatory reporting requirements and tax codes, (c) arranges financing for the Trust, including but not limited to mortgage financing for property acquisition, (d) obtains property management services for the Trust's properties and supervises the activities of persons performing such services, (e) provides monthly reports summarizing the results of operations and financial conditions of the Trust, (f) prepares and files all reports to shareholders and regulatory authorities on behalf of the Trust, (h) prepares and files all tax returns of the Trust and (i) provides the Trust with property acquisition and divestiture services.

  AEGON Advisors receives fees for its administrative and advisory services as follows: (a) a base fee, payable monthly, equal to 5/8% per annum of the average monthly gross real estate investments of the Trust plus 1/4% per annum of the monthly outstanding principal balance of mortgage loans receivable; and (b) an incentive fee, payable annually, equal to 20% of the annual adjusted cash flow from operations in excess of $.72 per share. If the annual adjusted cash flow from operations is less than $.72 per share, then the payment of so much of the base fee is to be deferred so that revised cash flow from operations will be equal to $.72 per share; provided, however, in no event shall the amount deferred exceed 20% of the previously determined base fee. Any deferred fees may be paid in a subsequent year, up to a maximum of 30% of that year's revised cash flow from operations in excess of $.72 per share. Annual adjusted cash flow from operations, as defined for purposes of the incentive fee, includes the net realized gain (or loss) from the disposition of property, adjusted to exclude accumulated depreciation (otherwise stated as gain in excess of cost without reduction for allowable depreciation). Notwithstanding the foregoing, the combined base and incentive fees cannot exceed the amount permitted by the limitation on operating expenses as provided in the Trust's Declaration of Trust, which limitation is essentially
1 1/2% of the Trust's average quarterly invested assets, net of depreciation. In addition, AEGON Advisors is to be paid a separately negotiated fee of not less than 2% nor more than 4% of the cost of each property acquired by the Trust as compensation for acquisition services furnished by it to the Trust. Administrative fees paid to AEGON Advisors for 1998 were $204,587. No acquisition fees were paid in 1998.


Management Services

  AEGON Advisors provides management services to the Trust pursuant to a Property Management Agreement. The term of the Agreement is for one (1) year and is automatically renewable each year for an additional year subject to the right of either party to cancel the Agreement upon 30 days written notice. Under the Management Agreement, AEGON Advisors is obligated to (a) procure tenants and execute leases with respect to Trust properties which are not leased under net lease arrangements (the "Managed Properties"), (b) maintain and repair (at the Trust's expense) the Managed Properties, (c) maintain complete and accurate books and records of the operations of the Managed Properties, (d) maintain the Managed Properties in accordance with applicable government rules and regulations, licensing requirements and building codes, (e) collect all rents and (f) carry (at the Trust's expense) general liability, accident, fire and other property damage insurance. For these services, AEGON Advisors receives 5% of the gross income derived from the operation of the Managed Properties. Management fees paid to AEGON Advisors for 1998 were $241,877. These services were previously provided by AEGON USA Realty Management, Inc., a wholly-owned subsidiary of AEGON Advisors, which was merged into AEGON Advisors in December 1998.


Shareholder Services

  AEGON Advisors provides shareholder services to the Trust pursuant to a Shareholder Services Agreement (the "Agreement"). Under the Agreement, AEGON Advisors is obligated to provide dividend disbursement, stock certificate preparation, recordkeeping and other shareholder services for which AEGON Advisors receives the following fees: a quarterly fee of $1.25 per shareholder account based on the number of shareholder accounts (minimum $1,000 per quarter), a fee of $.75 per shareholder account for each dividend processed, a fee of $.50 per shareholder account for proxy tabulation, and such other compensation as from time to time agreed upon by the Trust and AEGON Advisors. Shareholder service fees paid to AEGON Advisors for 1998 were $21,376. AEGON Advisors has subcontracted for stock transfer and dividend disbursement services with Boston EquiServe, L.P., a subsidiary of State Street Bank and Trust Company. Effective January 1, 1999, the Trust contracted directly with Boston EquiServe, L.P. and terminated the agreement with AEGON Advisors.


Other

  On December 31, 1993, the mortgage loan on the Trust's Presidential Drive property was acquired from the lender by AUSA Life Insurance Company, Inc., a wholly-owned subsidiary of AEGON USA, Inc., as part of a large transaction involving the transfer of loans and securities. The terms of the mortgage loan remained the same. On February 1, 1999, the Trust prepaid the mortgage loan on Presidential Drive Business Park. The prepayment amount, including a 1% prepayment fee of $7,065 to the lender, was $713,548. In February 1994, the Trust refinanced the existing mortgage loan on its Geneva Square property with a new mortgage loan from PFL Life Insurance Company ("PFL"), a wholly-owned subsidiary of AEGON USA, Inc. This $3,000,000 loan was obtained by the Trust on commercially competitive terms at a fixed interest rate of 8% and a 1% origination fee ($30,000) was paid to PFL in connection with the loan. The loan matured on March 1, 1996, and the Trust exercised an option to extend the loan for eight years at 8.30% based on commercially competitive terms offered for comparable loans
by PFL.   On December 22, 1998, the Trust sold Geneva Square and the mortgage balance of $2,803,790 was repaid. On March 1, 1999, the mortgage loans on Mendenhall Commons and North Park Plaza matured, requiring principal repayment. On March 15, 1999, the Trust refinanced these mortgage loans with Monumental Life Insurance Company, a wholly-owned subsidiary of AEGON USA, Inc. The new loans are for a period of one year, carry an initial interest rate of 7%, and may be prepaid at any time without penalty. The maximum principal amount of the Presidential Drive and Geneva Square mortgage indebtedness outstanding during 1998 was $3,570,474. The Trust paid $57,293 in principal and $303,137 in interest on such mortgage indebtedness for 1998.

                     SELECTION OF INDEPENDENT AUDITORS

  The Board of Trustees has selected Ernst & Young LLP, Des Moines, Iowa as independent auditors to provide auditing services for the year 1999. This firm has provided auditing services to the Trust since 1992. A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement and will be available to respond to appropriate shareholder questions.

                           SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 2000 Annual Meeting must be received by the Trust for inclusion in the Trust's proxy statement and form of proxy no later than November 24, 1999.

                   COST AND METHOD OF PROXY SOLICITATION

  The cost of preparing, assembling and mailing the proxy materials and of soliciting proxies by the Board of Trustees will be borne by the Trust. In addition to the use of mails, proxies may be solicited on behalf of the Board of Trustees by personal interview, telephone and telegram by certain Trustees or employees of AEGON USA Realty Advisors, Inc. who will not be separately compensated for such services. The Trust does not presently intend to use specially engaged employees or paid solicitors for the solicitation of proxies, but has retained Boston EquiServe, L.P., a subsidiary of State Street Bank and Trust Company, for proxy tabulation. The Trust has made arrangements with brokerage houses and nominees to send proxy materials to their principals and the Trust will reimburse them for their reasonable out-of-pocket expenses incurred in doing so.

                                 FOR THE BOARD OF TRUSTEES



                                 Maureen DeWald
                                 Vice President and Secretary

Cedar Rapids, Iowa
March 22, 1999


                                   PROXY

                     USP REAL ESTATE INVESTMENT TRUST

            Proxy Solicited on Behalf of the Board of Trustees


The undersigned hereby appoints Maureen DeWald and Alan F. Fletcher, or either of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of USP REAL ESTATE INVESTMENT TRUST to be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa, on Friday, April 30, 1999, and at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares which the undersigned may be entitled to vote, as designated hereon. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of all the nominees listed hereon.

 PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?
_________________________               _________________________
_________________________               _________________________
_________________________               _________________________
_________________________               _________________________
_________________________               _________________________
_________________________               _________________________

     PLEASE MARK VOTE
X    AS IN THIS EXAMPLE



USP REAL ESTATE     1.  Election of Trustees
INVESTMENT TRUST
                                               For All    With-  For All
                                               Nominees   hold   Except
                          Patrick E. Falconio
                          Edwin L. Ingraham
                          Samuel L. Kaplan
                          Richard M. Osborne

                          NOTE:  If you do not wish your shares
                          voted "For" a particular nominee, mark
                          the "For All Except" box and strike a
                          line through the nominee(s) name(s).
                          Your shares will be voted "For" the
                          remaining nominee(s).

CONTROL NUMBER:
RECORD DATE SHARES:
                          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                          Mark box at right if an address change or comment has been noted on the reverse side of this card.



Please be sure to sign and date this Proxy.  Date:

_____________________              __________________
Shareholder sign here              Co-owner sign here


DETACH CARD

                     USP REAL ESTATE INVESTMENT TRUST


          Dear Shareholder:

          Please take note of the important information enclosed with this Proxy Ballot. The election of Trustees requires your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the box on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Shareholders, April 30, 1999.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,


          USP Real Estate Investment Trust